UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2018
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Lane, Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2018, Spark Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc., as representative of the several underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 2,000,000 shares of the Company’s 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series A Preferred Stock”), which number includes an option to purchase up to an additional 250,000 shares of Series A Preferred Stock (the “Underwriter’s Option”), at a price to the public of $25.25 per share of Series A Preferred Stock ($24.45 per share of Series A Preferred Stock to the Company, net of underwriting discounts and commissions). The Company expects to receive approximately $48.4 million in net proceeds from the offering (excluding the Underwriter’s Option), after deducting underwriting discounts and commissions, an advisory fee and estimated offering expenses.

The Series A Preferred Stock was issued pursuant to a final prospectus supplement (the “Prospectus Supplement”) filed by the Company on January 24, 2018 with the Securities and Exchange Commission pursuant to rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a shelf registration statement filed by the Company on Form S-3 (File No. 333-214023), which became effective on October 20, 2016. The offering closed on January 26, 2018.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibits 5.1, 8.1, 23.1 and 23.2 hereto the opinions and consents of its counsel, Sidley Austin LLP.

In connection with the issuance of additional Series A Preferred Stock, the Company also entered into Amendment No. 1, dated as of January 26, 2018 (the “Amendment”), to the Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC, dated as of March 15, 2017 (the “Third Restated LLC Agreement”). The Amendment amends (i) the definition of “Series A Preferred Stock Offering” to include additional offerings of Series A Preferred Stock, including the offering pursuant to the Underwriting Agreement, and (ii) Section 3.5 and Exhibit A of the Third Restated LLC Agreement relating to the same. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

In connection with the offering, the Company issued a press release announcing the commencement of the offering and a press release announcing that it had priced the offering (collectively, the “Press Releases”). The Press Releases are furnished herewith as Exhibit 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated January 23, 2018, between Spark Energy, Inc. and B. Riley FBR, Inc., as representative of the underwriters named therein
5.1	Opinion of Sidley Austin LLP
8.1	Opinion of Sidley Austin LLP
10.1	Amendment No. 1, dated as of January 26, 2018, to Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1 hereto)
99.1	Press Release dated January 23, 2018 announcing commencement of the offering
99.2	Press Release dated January 23, 2018 announcing pricing of the offering

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 23, 2018, between Spark Energy, Inc. and B. Riley FBR, Inc., as representative of the underwriters named therein
5.1	Opinion of Sidley Austin LLP
8.1	Opinion of Sidley Austin LLP
10.1	Amendment No. 1, dated as of January 26, 2018, to Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1 hereto)
99.1	Press Release dated January 23, 2018 announcing commencement of the offering
99.2	Press Release dated January 23, 2018 announcing pricing of the offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018

Spark Energy, Inc.

By:	/s/ Gil Melman
Name:	Gil Melman
Title:	Vice President, General Counsel and Corporate Secretary